DIGICORP

                                December 20, 2005


Rebel Crew Films, Inc.
4143 Glencoe Ave.
Marina Del Ray, CA 90292
Attn:    Jay Rifkin
         Cesar Chatel

         RE: Stock Purchase Agreement dated as of December 20, 2005 among Digicorp, Rebel Crew Films, Inc., Rebel Holdings, LLC and Cesar Chatel (the "Agreement")

Gentlemen:

      The letter agreement is being delivered in connection with the execution of the above-referenced Agreement. All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement. The Agreement requires that certain disclosures relating to Rebel Crew Films, Inc. and Digicorp be contained in Company Disclosure Schedules and Purchaser Disclosure Schedules, respectively. The undersigned hereby agree that the Company Disclosure Schedules and the Purchaser Disclosure Schedules shall be delivered to the respective parties, in such form as is reasonably acceptable to Digicorp (with respect to the Company Disclosure Schedules) and Rebel Crew Films, Inc. (with respect to the Purchaser Disclosure Schedules), on or prior to the Closing Date. There shall be no disclosure in the Company Disclosure Schedules which, in the opinion of the Purchaser, does or may have a Material Adverse Effect on the Company, and there shall be no disclosure in the Purchaser Disclosure Schedules which, in the opinion of the Company or the Sellers, does or may have a Material Adverse Effect on the Purchaser.

      If the foregoing accurately summarizes our mutual agreement, please indicate your approval of same by signing this letter in the space provided on the following page and returning same to me together with a signed copy of the Agreement.

                                          Sincerely,

                                          DIGICORP


                                          By:  /s/ William B. Horne
                                              ---------------------------------
                                                William B. Horne,
                                                Chief Executive Officer

Rebel Crew Films, Inc.
Rebel Holdings, Inc.
Mr. Cesar Chatel
Page 2 of 2
December 20, 2005


ACCEPTED AND AGREED TO:

REBEL CREW FILMS, INC.


By: /s/ Cesar Chatel
    --------------------------------
      Cesar Chatel,
      President

SELLERS:

REBEL HOLDINGS, LLC


By: /s/Jay Rifkin
    --------------------------------
      Jay Rifkin,
      Managing Member

/s/ Cesar Chatel
----------------------------------
Cesar Chatel